                                                                   EXHIBIT 10.14

                                  [EXHIBIT D

                                       TO

                                OPTION AGREEMENT]



                                    FORM OF

                            SHAREHOLDERS' AGREEMENT

                                   EXHIBIT D
                            SHAREHOLDERS' AGREEMENT


 This Shareholders' Agreement ("AGREEMENT"), dated as of November __, 1998, is between and among [UIH Europe, Inc., a corporation organized and existing under the laws of Delaware, U.S.A.] ("UIH"), [HOLDER] ("HOLDER"), and United Pan-Europe Communications N.V., a company organized and existing under the laws of The Netherlands (together with its successors and assigns, the "COMPANY"). Holder and UIH (and their respective permitted assigns), are sometimes referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS". The Shareholders and the Company are sometimes referred to individually as a "PARTY" and collectively as the "PARTIES."

 WHEREAS, as of the date hereof the authorized capital stock of the Company consists of _____ Ordinary Shares (as defined below), of which _____ are issued and outstanding;

 WHEREAS, as of the date hereof the Shareholders together own the number and percentage of outstanding Ordinary Shares set forth below:

--------------------------------------------------------------------------------
                               Number of                       Percentage
 Record Holder             Ordinary Shares                     Outstanding
 -------------             ---------------                     -----------
--------------------------------------------------------------------------------
       UIH                 [               ]                [               ]

--------------------------------------------------------------------------------
      Holder               [               ]                [               ]
--------------------------------------------------------------------------------

 WHEREAS, the Shareholders wish to regulate their relationship as shareholders of the Company.

 NOW, THEREFORE, the Parties hereto agree as follows:


                                   ARTICLE I
                                  Definitions
                                  -----------

     In addition to the other terms defined in this Agreement, the following terms shall have the meanings given to them below:

     "AFFILIATE" shall mean, with respect to any Person, any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" means the ownership of fifty percent (50%) or more of the Voting Interests of such Person.

     "AGREEMENT" shall mean this Shareholders' Agreement between UIH, Holder and the Company, as the same may be amended, modified, restated or replaced from time to time.

     "APPLICABLE EXCHANGE" means the primary U.S. or European securities market or exchange on which the Company's publicly trading securities are listed or qualified.

     "APPROVED SALE" shall have the meaning set forth in Section 3.4.

     "BUSINESS DAY" shall mean any day on which banks in each of Tel Aviv, Israel, Amsterdam, The Netherlands and New York, New York, United States of America are generally open to the public for the conduct of commercial banking transactions.

     "COMPETITOR" shall mean any Person that is materially engaged, directly or indirectly through Affiliates, in the business of providing video, voice or data services to commercial and residential customers in any of the countries where the Company is or intends in the next 12 months to be materially engaged, directly or indirectly through its controlled Affiliates, in such business at any given time.

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 4.1(a).

     "CONTROLLING INTEREST" shall mean fifty percent (50%) or more of all issued and outstanding Ordinary Shares at any given time.

     "DIC" shall mean DIC Communication and Technology Ltd., a corporation organized and existing under the laws of the State of Israel.

     "DOLLARS" or "US $" means United States dollars, the lawful currency of the United States of America.

     "DPC GROUP" shall mean DIC, PEC and their respective Affiliates.

     "DPC NOMINEE" shall have the meaning set forth in Section 2.2.

     "ENCUMBRANCE" shall mean any debt, charge, attachment, lien, claim or any other third party right.

     "EQUITY PERCENTAGE" shall mean, as to each Shareholder, the percentage of the total outstanding Ordinary Shares owned by such Shareholder, including all Ordinary Shares owned by all Affiliates of such Shareholder.

     "GAAP" shall mean generally accepted accounting principles as applied in The Netherlands.

     "GOVERNING DOCUMENTS" shall mean the charter, articles of association, by-laws and similar governing documents of any Person on the date hereof and as hereafter amended from time to time.

     "HOLDER'S PUT SHARES" shall have the meaning set forth in Section 3.3(a).

     "IDB" shall mean IDB Development Corporation Ltd., a corporation organized and existing under the laws of the State of Israel and the current owner of a majority of the issued and outstanding Voting Interests of each of DIC and PEC.

     "LAW" shall mean any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied, enforced or followed by any court, governmental agency or competent authority of any country, including any political subdivision thereof.

     "MINORITY INTEREST" shall have the meaning set forth in Section 3.5(a).

     "NEGOTIATION PERIOD" shall have the meaning set forth in Section 3.5(a).

     "OFFER NOTICE" shall have the meaning set forth in Section 3.2(a).

     "OFFERED SHARES" shall have the meaning set forth in Section 3.2(a).

     "OPTION AGREEMENT" shall mean the Option Agreement dated as of November __, 1998 among the Company, DIC and PEC.

     "ORDINARY SHARES" shall mean the ordinary shares of the Company with a par value of one Dutch Guilder each, together with any other shares of the Company that may be issued by the Company in substitution therefor.

     "PEC" shall mean PEC Israel Economic Corporation, a corporation organized and existing under the laws of the State of Maine, United States of America.

     "PERSON" shall mean any natural person, company, corporation, partnership, joint venture, trust, association, investment company, fund, unincorporated entity of any kind, or governmental agency or authority.

     "PROHIBITED PERSON" shall mean, with respect to a proposed Transfer of Ordinary Shares, any Person who, in the reasonable opinion of the Supervisory Board, could cause the Company to be in breach of or default under or otherwise lose material rights with respect to any of the Company's or its Affiliate's licenses, permits, concessions or other approvals upon the consummation of such Transfer of Ordinary Shares to such Person, taking into consideration such Person's existing ownership or control of Ordinary Shares, if any.

     "PROPOSED TRANSFEREE" shall have the meaning set forth in Section 3.2(a).

     "PURCHASE NOTICE" shall have the meaning set forth in Section 3.2(a).

     "PUBLIC OFFERING" shall mean an underwritten public offering by the Company of Ordinary Shares (or depositary receipts with respect thereto) registered under the United States Securities

 Act of 1933, as amended, together with the listing or quoting of Ordinary Shares or such depositary receipts on a Securities Exchange, or a similar public offering by the Company, together with the listing on a regulated stock exchange, of Ordinary Shares in London, Amsterdam or such other location as the Company determines to be appropriate.

     "QUALIFIED COURIER" shall have the meaning set forth in Section 6.1.

     "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement of even date herewith between and among the Company and Holder.

     "SALE OF THE COMPANY" shall have the meaning set forth in Section 3.4.

     "SECURITIES EXCHANGE" shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market in the United States of America.

     "SIGNIFICANT INTEREST" shall mean the direct or indirect ownership of, or voting rights with respect to, individually or together with any group, (i) thirty three percent (33%) or more of the issued and outstanding Ordinary Shares at any time prior to an IPO, and (ii), twenty five percent (25%) or more of the issued and outstanding Ordinary Shares at any time following an IPO.

     "STRATEGIC PARTNER" shall mean an investor in the Company that is materially engaged in business operations in one or more of the areas of business conducted by the Company and will participate actively in the operation and management of the Company or any significant Subsidiary of the Company.

     "SUBSIDIARY OF THE COMPANY" means any Person that is controlled, directly or indirectly, by the Company. For purposes of this definition, "control" shall mean (i) the contractual authority to appoint or cause the election of thirty three percent (33%) or more of the members of the board of directors of such Person or individuals performing similar functions, and (ii) the ownership of, or ability to direct the voting with respect to, directly or indirectly, thirty three percent (33%) or more of the voting securities or similar equity interests of such Person.

     "SUPERVISORY BOARD" shall mean the Supervisory Board of the Company as appointed from time to time in accordance with the Company's Governing Documents.

     "TAG ALONG NOTICE" shall have the meaning set forth in Section 3.3.

     "THIRD PARTY SALE" shall have the meaning set forth in Section 3.3.

     "TRANSFER" shall mean to transfer, sell, assign, give, or in any other way dispose of any Shares. "TRANSFER" shall also mean to pledge, create or permit to exist a security interest in or lien on, or in any other way Encumber, directly or indirectly, any Shares (excluding a pledge to secure debt from banks or other institutional lenders or trustees for holders of public debt, provided that such pledgee agrees in writing that any execution or realization against such pledge will be subject to the provisions of Article III of this Agreement). "TRANSFER" shall also have the meaning set forth in Section 3.10.

     "UIH GROUP" shall mean UIH and any Affiliate, successor or permitted assign of UIH.

     "UIH PARTIES" shall have the meaning set forth in Section 3.2(a).

     "VOTING INTERESTS" shall mean the aggregate number of votes exercisable by holders of shares of capital stock of, or other equity interests in, any Person in connection with the election of members of such Person's board of directors, supervisory board or similar governing body and the adoption of resolutions of shareholders or other equity holders.



                                   ARTICLE II
                     Supervisory Board; Shareholder Voting
                     -------------------------------------

     2.1  Supervisory Board.  The Supervisory Board shall consist of at least
          -----------------
 three members, who shall not be executive officers of the Company. The number of members of the Board may be increased or decreased (but not below three) in accordance with the Company's Articles of Association.

     2.2  Appointment of DPC Nominee.  During the period (the "Applicable
          --------------------------
 Period") beginning on the date hereof and ending on the date that the DPC Group ceases to own in the aggregate at least fifty percent (50%) of the number of Ordinary Shares owned by it on the date hereof (adjusted for any stock splits, distributions of Ordinary Shares, and similar events resulting in an increase or decrease in the DPC Group's Ordinary Shares), the member or members of the DPC Group then owning Ordinary Shares (collectively, the "DPC HOLDER") shall be entitled to appoint (i) the number of Supervisory Board members that corresponds to the DPC Holder's Equity Percentage (rounded to the nearest whole number), but in any event not less than one member; and (ii) the number of members of each committee of the Supervisory Board (rounded to the nearest whole number) that corresponds to the DPC Holder's Equity Percentage, but in any event not less than one member. In each such case, the appointment shall be on the basis of a binding nomination submitted by the DPC Holder (the "DPC NOMINEE(S)") to the Company. Each DPC Nominee shall, subject to Section 2.5, hold office until it is vacated or until such DPC Nominee's successor is duly appointed and qualified.

     2.3  Vacancy.  During any period in which the DPC Group is entitled to
          -------
 appoint one or more of the members of the Supervisory Board or any committee of the Supervisory Board pursuant to Section 2.2, whenever any DPC Nominee ceases to be a member of the Supervisory Board or committee thereof, due to the resignation, death, disability or removal (subject to Section 2.4) or any other reason, such vacancy shall be filled by another nominee of the DPC Holder, and the person so nominated and appointed shall become a DPC Nominee and shall hold such office until it is vacated or until such Nominee's successor is duly appointed and qualified.

     2.4  Removal.  During any period in which the DPC Group is entitled to
          -------
 appoint one or more of the members of the Supervisory Board or any committee thereof pursuant to Section 2.2, no DPC Nominee may be removed as a member of the Supervisory Board or committee, as applicable, without the express written consent of the DPC Holder. If the DPC Holder notifies the members of the UIH Group in writing of the DPC Holder's desire to remove any DPC Nominee from the Supervisory Board or committee, as applicable, the Parties shall cause a meeting of the Company's shareholders to be held as soon as practicable thereafter, and at such meeting the Shareholders shall vote, or cause to be voted, all of their respective Ordinary Shares in favor of the removal of such DPC Nominee. The term of the DPC Nominee so removed shall terminate forthwith and there shall be a vacancy on the Supervisory Board or committee, as applicable, to be filled in accordance with Section 2.3.

     2.5  Resignation.  At such time as the DPC Group ceases to be entitled to
          -----------
 appoint a member of the Supervisory Board pursuant to Section 2.2, the DPC Holder shall, at the request of UIH, take all such action as is necessary to cause each DPC Nominee then in office to resign as a member of the Supervisory Board and each committee thereof, as applicable.

     2.6  Articles of Association.  During the term hereof, the Company's
          -----------------------
 Articles of Association may not be amended in such a way as would prejudice the DPC Holder's rights hereunder without the prior written consent of the DPC Holder, which consent will not be unreasonably withheld. The DPC Holder hereby agrees that amendments to the Company's Articles of Incorporation required in order for the Company to be able to issue Ordinary Shares in the circumstances described in subparagraphs (a) through (e) of Section 1 of Schedule 1 of this Agreement will not prejudice Holder's rights hereunder. This Section 2.6 will terminate and have no further effect upon the completion of a Public Offering.

     2.7  Voting.
          ------

          (a) Attendance at Shareholder Meetings.  Each Shareholder agrees to
              ----------------------------------
 cause all of its Ordinary Shares to be represented at each duly convened shareholder meeting, in person or by proxy, for the purpose of obtaining a quorum for such meeting.

          (b) Voting.  Whenever any DPC Nominee is to be appointed as a member
              ------
 of the Supervisory Board or any committee thereof, as applicable, pursuant to this Article II, the Parties shall cause a meeting of the Company's shareholders to be held as soon as practicable thereafter, and at such meeting the Shareholders shall vote, or cause to be voted, all of their respective Ordinary Shares in favor of such appointment in accordance with the terms of this Article II. At each meeting of the shareholders of the Company voting on the appointment of members of the Supervisory Board or any committee thereof, the Shareholders shall vote or cause to be voted, all of their respective Ordinary Shares in favor of each nominee of UIH to be appointed as a member of the Supervisory Board or committee thereof, as applicable, proposed to be appointed by UIH at such meeting. In addition, to the maximum extent permitted by applicable laws, each Shareholder will cause each member of the Supervisory Board appointed by such Shareholder to vote at Supervisory Board meetings as may be required to implement the provisions of this Article II.

     2.8  DPC Group Action.  Each notice, appointment, or other action required
          ----------------
 or permitted to be given, made or taken, as applicable, by the DPC Group or the members of the DPC Group under this Article II shall be effective only if given, made or taken jointly, which shall be deemed to have occurred if UIH receives written notice thereof signed by holders of a majority of the Ordinary Shares held by the DPC Group in accordance with this Article II and Section
 6.1. Neither UIH nor the Company shall have any obligation to take any action hereunder other than pursuant to a written notice of the DPC Group that complies with the requirements of this Section 2.8.


                                  ARTICLE III
                          Transfers of Ordinary Shares
                          ----------------------------

     3.1  Non-Conforming Transfers Null and Void.  If a Shareholder desires to
          --------------------------------------
 Transfer all or any of such Shareholder's Ordinary Shares or any interest therein to any Person other than (i) any Transfer, in the case of a member of the UIH Group, to another member of the UIH Group and, in the case of a member of the DPC Group, to another member of the DPC Group, in either case, in compliance with the requirements of Section 3.6, or (ii) any Transfer effected by means of a Registration Statement (as defined in the Registration Rights Agreement) and in accordance with the Registration Rights Agreement, or (iii) sales on the Applicable Exchange following a Public Offering where the identity of the purchaser is not known, provided that such sales do not exceed the same periodical volume limitations set forth in Rule 144 promulgated under the United States Securities Act of 1933, as amended, then such Shareholder must first comply with each of the procedures set forth in this Article III applicable to such Shareholder. Any Transfer or purported Transfer by a Shareholder of Ordinary Shares or any interest therein that does not comply with this Article III shall be null and void and shall have no effect on the Company.

     3.2  Right of First Refusal.
          ----------------------

          (a) Offer.  If Holder desires to Transfer any Ordinary Shares or any
              -----
 interest therein (the "OFFERED SHARES") in any manner other than as permitted under Section 3.1 above, Holder must first provide each of UIH and the Company (referred to collectively for purposes of this Section 3.2 and Section 3.6 as the "UIH PARTIES") with written notice (the "OFFER NOTICE") stating that Holder is proposing to sell the Offered Shares to a Person (the "PROPOSED TRANSFEREE") pursuant to a bona fide agreement between Holder and the Proposed Transferee. The Offer Notice shall identify the name of the Proposed Transferee (including any Person that, to Holder's knowledge or belief, controls such Proposed Transferee), the number of Ordinary Shares or other interests therein to be sold, the purchase price, which shall consist solely of cash consideration, the terms of payment, the date by which the closing of the sale must occur, which date shall not be less than 90 nor more than 150 days after delivery of the Offer Notice, and each other material term applicable to such proposed Transfer. The UIH Parties shall have the opportunity thereafter, by sending written notice (the "PURCHASE NOTICE") to Holder on or before the date that is 30 days following the date that each of the UIH Parties received the Offer Notice, stating that one or more of the UIH Parties or any designee of such UIH Parties has elected to purchase all, but not less than all, of the Offered Shares on the same terms and conditions set forth in the Offer Notice.

          (b) Election to Purchase; Closing.  If a Purchase Notice is timely
              -----------------------------
 delivered to Holder by more than one of the UIH Parties, then the Offered Shares shall be allocated among them and their designees equally unless otherwise notified in writing to Holder by all such UIH Parties. Each of the Parties agrees to use all commercially reasonable efforts to promptly make such filings and obtain such regulatory approvals as are required to allow the UIH Parties (or their designees, as the case may be) to purchase the Offered Shares. The closing of the sale of the Offered Shares to the UIH Parties or their designees pursuant to this Section 3.2(b) shall occur at 11:00 a.m. Amsterdam time at the principal offices of the Company on or before the later of (i) the date that is ten (10) Business Days prior to the closing date set forth in the Offer Notice, or (ii) the date that is ten (10) Business Days after all such regulatory approvals for the sale have been obtained and all applicable waiting periods have expired; provided, however, that if such regulatory approvals or waiting periods have not been obtained or expired, as applicable, or for any other reason (except due to Holder's fault) the closing of such sale does not occur on or before the date that is 150 days after the date of delivery of the Purchase Notice, Holder shall be free to sell all (but not less than all) of the Offered Shares as set forth in Section 3.2(c). The sale to the UIH Parties (or their designees, as the case may be) shall be effected by the Holder's delivery to the UIH Parties (or their designees, as the case may be) of a certificate or certificates evidencing the Offered Shares to be purchased thereby, which Offered Shares shall be free and clear of any Encumbrances, together with an executed contract for Transfer of such Shares to the UIH Parties (or their designees, as the case may be), and the delivery to the Holder by the UIH Parties (or their designees, as the case may be) of the purchase price therefor in immediately available and freely transferable funds in the currency included in the Offer Notice, or the equivalent thereof in Dollars at such time, at the election of the UIH Parties.

          (c) Sale Upon Election Not to Purchase.  If none of the UIH Parties
              ----------------------------------
 delivers a Purchase Notice in accordance with Section 3.2(a), then all (but not less than all) of the Offered Shares may be sold by the Holder to the Proposed Transferee in accordance with the terms set forth in the Offer Notice. In connection with such sale, each of the Parties shall use all commercially reasonable efforts to promptly make such filings and obtain such regulatory approvals as are required to allow the Proposed Transferee to purchase the Offered Shares. The closing of the sale of the Offered Shares to the Proposed Transferee may occur no later than on the closing date set forth in the Offer Notice. Such sale shall be to the Proposed Transferee only and shall be (i) for all of the Ordinary Shares included in the Offer Notice, (ii) at the same or higher aggregate price as the price set forth in the Offer Notice, (iii) on payment terms (including any deferred payment terms) no more favorable to the Proposed Transferee than the terms set forth in the Offer Notice, and (iv) subject to each of the other terms and conditions set forth in the Offer Notice. If the Transfer of the Offered Shares to the Proposed Transferee is not completed in accordance with each of the terms as required under the preceding sentence, the

 Offered Shares may not be Transferred unless first offered to the UIH Parties pursuant to this Section 3.2., and any Offered Shares that are not so Transferred shall continue to be subject to the requirements of this Section 3.2.

     3.3  Tag Along Rights.
          ----------------

          (a) If UIH agrees to Transfer any of its Ordinary Shares or any interest therein in a bona fide transaction with an unaffiliated third party (a "THIRD PARTY SALE"), UIH shall deliver written notice thereof (the "TAG ALONG NOTICE") to Holder. The Tag Along Notice shall identify the name of the proposed purchaser (including any Person that, to UIH's knowledge or belief, controls such purchaser), the number of Ordinary Shares or other interests therein to be sold, the purchase price; the terms of payment, the date by which the closing of the Third Party Sale must occur, which date shall not be less than thirty (30) nor more than 150 days after delivery of the Tag Along Notice (plus any additional time required to obtain any necessary governmental and regulatory approvals), and each other material term applicable to such Third Party Sale. Holder shall have the right, but not the obligation, to participate in such Third Party Sale on the same terms and conditions as UIH by giving written notice of such participation by Holder to UIH not less than fifteen (15) Business Days after the date that UIH delivers the Tag Along Notice to Holder. The total number of Ordinary Shares that Holder shall be entitled to sell in connection with such Third Party Sale ("HOLDER'S PUT SHARES") shall, subject to Section 3.3(b), be equal to the product of (i) the total number of Ordinary Shares sold in the Third Party Sale, multiplied by
 (ii) a fraction the numerator of which is the total number of Ordinary Shares then owned by Holder and the denominator of which is the aggregate number of Ordinary Shares then owned by Holder and UIH. In the event that Holder duly exercises its right to participate in the Third Party Sale, UIH shall cause Holder's Put Shares to be purchased from Holder accordingly. No Person shall have any rights or obligations under this Section if the Third Party Sale is not completed.

          (b) If any Third Party Sale involves a Transfer by UIH of a Controlling Interest, then Holder shall be entitled to sell in connection with such Third Party Sale all of the Ordinary Shares owned by Holder on the date hereof (adjusted for stock splits, distributions to shareholders of Ordinary Shares and similar actions by the Company resulting in an increase or decrease of Holder's Ordinary Shares), and the provisions of Section 3.3(a) shall apply with respect thereto mutatis mutandis.

     3.4  Drag Along Rights.  If UIH proposes at any time to Transfer all of the
          -----------------
 Company's Ordinary Shares or assets in a bona fide transaction with an unaffiliated third party (an "APPROVED SALE") whether by means of a merger, or consolidation, sale of Ordinary Shares sale of assets, or otherwise (each, a "SALE OF THE COMPANY"), Holder shall consent to and raise no objections against such Approved Sale, provided that except as otherwise set forth hereinafter in this Section 3.4 all material terms and conditions applicable to UIH in connection with the Approved Sale apply also mutatis mutandis to Holder. If the Approved Sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, then Holder shall waive all of Holder's dissenter's rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale to the same extent that such rights shall be waived by UIH. If the Approved Sale is structured as a sale of Ordinary Shares, then Holder shall agree to sell its Ordinary Shares on the terms and conditions of sale applicable to UIH. Holder shall take all necessary and desirable actions reasonably requested by UIH in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (a) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to Holder's title to and interest in Ordinary Shares of Holder to be sold in connection with the Approved Sale, and (b) effectuate the allocation and distribution of the aggregate consideration upon consummation of the Approved Sale. UIH agrees not to exercise its rights under this Section 3.4 unless it has determined in good faith that the terms and conditions of the Approved Sale are fair and reasonable to the Shareholders and obtains an appropriate fairness opinion with respect to such sale, addressed to the DPC Holder and to UIH.

     3.5  Sale of Minority Interest.
          -------------------------

          (a) If during any 12-month period UIH proposes to Transfer a number of its Ordinary Shares that represents less than a Controlling Interest (the "MINORITY INTEREST") but more than 5% of its Ordinary Shares other than to an Affiliate of UIH or a Strategic Partner, UIH shall promptly give written notice thereof (a "TRANSFER NOTICE") to the DPC Holder. The DPC Holder shall have the exclusive right for a period of 30 days following delivery of the Transfer Notice (the "NEGOTIATION PERIOD"), to negotiate in good faith with UIH regarding the Transfer of the Minority Interest to the DPC Holder. If UIH and the DPC Holder are able to agree in writing on the terms and conditions of sale of the Minority Interest to the DPC Holder during the Negotiation Period, the closing of the Transfer shall occur in accordance with the terms of such agreement.

          (b) If UIH and the DPC Holder are unable to agree upon the terms and conditions of Transfer of the Minority Interest to the DPC Holder prior to the expiration of the Negotiation Period, UIH may sell the Minority Interest to an unaffiliated third party purchaser in a bona fide transaction provided that (i) the purchase price is greater than that set forth in a written offer to purchase the Minority Interest received from the DPC Holder during the Negotiation Period and none of the other terms and conditions of sale are less favorable to UIH than those set forth in such offer, and (ii) the sale of the Minority Interest to the third party purchaser is completed on or before 150 days after the expiration of the Negotiation Period. UIH agrees to use all commercially reasonable efforts to make such regulatory filings and obtain such regulatory approvals as promptly as possible. If the sale of the Minority Interest does not occur in accordance with this Section 3.5(b), UIH shall be required to repeat the procedures set forth in this Section 3.5 prior to selling a Minority Interest to any other Person other than an Affiliate of UIH or a Strategic Partner.

          (c) This Section 3.5 shall be effective only during the Applicable Period and not otherwise.

     3.6  Acknowledgment and Acceptance of the Shareholders' Agreement by
          ---------------------------------------------------------------
 Proposed Transferees.  No Transfer of Ordinary Shares by any Shareholder (or
 --------------------
 its respective successors and permitted assigns) to any Affiliate of such Shareholder or to any other Person (other than Transferees receiving Ordianry Shares under Section 3.1(ii) or 3.1(iii)) shall be valid unless the proposed transferee has first agreed in writing addressed to the other Parties to hold such Ordinary Shares subject to and to be bound by all of the terms, conditions and restrictions of this Agreement applicable to the transferring Shareholder immediately prior to such Transfer. Each of UIH and Holder shall remain liable hereunder for any failure by such Shareholder's direct or indirect Affiliate Transferee to comply with the terms hereof.

     3.7  Cooperation.  The Parties agree that they shall, and that they shall
          -----------
 cause their respective Affiliates to, take all such commercially reasonable actions as may in the reasonable opinion of one of the Parties be necessary or appropriate to effect a Transfer which is or shall be permitted by the terms of this Agreement, including, without limitation, granting such permissions or voting in support of such resolutions, as may under the terms of any relevant Governing Documents, be requisite to consummate any such Transfer.

     3.8  Pre-emptive Rights.  The DPC Group shall have the pre-emptive rights
          ------------------
 set forth in Schedule 1 hereto. The Shareholders will not vote or cause to be voted their respective Ordinary Shares in favor of any amendment of the Company's Governing Documents or other resolution of the Company's shareholders restricting or excluding, or authorizing any other corporate body of the Company to restrict or exclude, such pre-emptive rights other than with respect to any issuance identified in subparagraphs (a) through (e) of Section 1 of
 Schedule 1 hereto, in each case as determined to be in the best interests of the Company by the Supervisory Board.

     3.9  Certain Restrictions.
          --------------------

          (a) No Transfers Related to Acquisition of Significant Interest.
              -----------------------------------------------------------
 Holder shall not, and, to the maximum extent permitted under applicable law, will use its best efforts to ensure that each of its Affiliates that owns Ordinary Shares does not, Transfer any of Holder's or such Affiliate's Ordinary Shares to any Person or group, in any single transaction or series of transactions, or enter into any voting or similar agreement with any Person or group, if, to Holder's knowledge or belief, such Person or group is seeking to obtain, or has obtained, directly or indirectly, a Significant Interest in the Company unless such interest has been or is being acquired with the consent of UIH or the Company. Holder shall be presumed to have knowledge of a Person's intent to acquire a Significant Interest in the Company if UIH or the Company provides Holder with written notice thereof supported by reasonable evidence of such attempt.

          (b) No Transfer to Prohibited Persons.  Each Shareholder shall not,
              ---------------------------------
 and to the maximum extent permitted under applicable law, will use its best efforts to ensure that each of its Affiliate that owns Ordinary Shares does not, sell, assign or otherwise Transfer its or their Ordinary Shares to any Prohibited Person.

          (c) No Transfer of Rights.  Notwithstanding any other provision hereof
              ---------------------
 to the contrary, neither Holder nor any Affiliate of Holder may assign its rights under Article II or Section 3.5 hereof to any Person, in connection with a Transfer of Ordinary Shares or otherwise, other than to a member of the DPC Group in connection with a Transfer of Ordinary Shares to such Affiliate of Holder permitted hereunder. No Transferee of Ordinary Shares pursuant to
 Section 3.1 (ii) or (iii) shall receive any rights under this Agreement.

     3.10 Change of Control.  Any event or circumstance that results in a change
          -----------------
 of control of any Shareholder, other than DIC and PEC, that was a member of the DPC Group when such Shareholder obtained any Ordinary Shares, shall be deemed to be a Transfer of Ordinary Shares to a non-Affiliate of Holder subject to the terms and conditions of this Agreement. For purposes of this Section 3.10, a "change of control" of a member of the DPC Group Shareholder shall have occurred when, for any reason, more than fifty percent (50%) of the Voting Interests of such member of the DPC Group are no longer owned, directly or indirectly, by IDB.


                                   ARTICLE IV
                         Certain Business Arrangements
                         -----------------------------

     4.1  Confidential Information.
          ------------------------

          (a) No Shareholder shall, without the prior written consent of the Supervisory Board of the Company in compliance with its legal obligations under applicable Dutch laws, disclose to third parties or use for any commercial purpose any proprietary or confidential information (other than information that enters (i) the public domain through no fault of the disclosing party or any of its Affiliates or their respective officers, directors, employees or agents, or (ii) was in the possession of the disclosing party prior to the disclosure thereof by the Company or any of its subsidiaries to such party, or
 (iii) was obtained by the disclosing party from any third party through no breach of a confidentiality obligation of such third party to the Company or any of its subsidiaries) developed by or belonging to the Company or any Subsidiary of the Company ("CONFIDENTIAL INFORMATION"). Each Shareholder shall use its best efforts to cause its partners, directors, officers, employees, representatives and agents to comply with the foregoing. Notwithstanding the foregoing, for the purpose of any proposed disposition of Ordinary Shares, a Shareholder may disclose Confidential Information to any Person whom the Shareholder believes has expressed a bona fide interest in acquiring part or all of its Ordinary Shares, if:


               (i) each recipient first signs a non-disclosure agreement containing terms and conditions customary for such purpose in The Netherlands and the U.S.A. under similar circumstances;

               (ii) such Shareholder discloses only such Confidential
                    Information as is reasonably required to enable the proposed purchaser to evaluate an acquisition of Ordinary Shares; and

              (iii) neither the Person to whom such information is proposed to be disclosed nor any Affiliate thereof is a Competitor.


          (b) In addition to the foregoing, Confidential Information may be disclosed (x) to banks and other financial institutions and trustees for holders of public debt in connection with existing or proposed credit facilities to be provided to or on behalf of any member of the UIH Group, the DPC Group or the Company or any of their Affiliates (so long as such banks or other financial institutions or trustees shall have signed a confidentiality agreement in customary form) and (y) to the extent necessary or reasonably believed advisable for any such Person or its Affiliates to comply with applicable securities laws and regulations, other applicable laws and stock exchange requirements.

     4.2  Financial Information and Auditors.  The Company shall deliver to the
          ----------------------------------
 Shareholders the following financial information at the following times:

          (a) Quarterly Financial Statements.  Within 35 days after the close of
              ------------------------------
 each quarterly accounting period of the Company ending after the date hereof, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarterly period and the related statements of income, shareholders' equity and cash flow for such quarterly period and (if different) for that portion of the fiscal year that has elapsed with the last day of such quarterly period, in each such case setting forth comparative figures for the corresponding periods in the prior fiscal year, all of which shall be prepared in accordance with GAAP.

          (b) Annual Financial Statements.  Within 70 days after the close of
              ---------------------------
 each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all of which shall be prepared in accordance with GAAP and audited by the Company's external auditors, and shall include also the adjustments in the information presented therein as required for purpose of reconciling any differences between the GAAP and generally accepted accounting principles applied in the United States of America.

          (c) Other Financial Information.  Such additional financial
              ---------------------------
 information and data as shall be reasonably requested by any Shareholder to assist such Shareholder, its Affiliates or associated companies in preparing financial statements or other documents in accordance with the requirements of any applicable Law or of relevant regulatory authorities. The requesting Shareholder shall reimburse the Company for any additional or incremental cost incurred by the Company (e.g., in addition to costs already incurred by the Company to produce or prepare such information) producing and preparing such information and data to such Shareholder.


                                   ARTICLE V
                                  Termination
                                  -----------

     5.1  Termination.
          -----------

          (a) This Agreement may be terminated at any time by mutual written agreement of UIH and the DPC Holder.

          (b) This Agreement shall terminate automatically as to all Parties upon any liquidation or dissolution of the Company.



                                   ARTICLE VI
                   Miscellaneous; Effectiveness of Agreement
                   -----------------------------------------


     6.1  Notices.  Any notices, requests or other communications required or
          -------
 permitted to be given to any Party hereunder shall be in writing and shall be delivered (i) by hand delivery, (ii) by Federal Express or another reputable international courier (a "QUALIFIED COURIER"), or (iii) by telecopy, confirmed by Qualified Courier, in each case to such Party at its address or telecopy number set forth below or such other address or telecopy number as such Party may hereafter specify by five (5) Business Days' prior notice to the other Parties as provided herein:


          (a)  if to the Company, to:

               Fred. Roeskestraat 123
               1076 EE Amsterdam
               The Netherlands
               Attn:  General Counsel

          (b) if to UIH, any member of the UIH Group, or any permitted Transferee of UIH, to:

               UIH Europe, Inc.
               4643 South Ulster Street, Suite 1300
               Denver, Colorado  80237, U.S.A.
               Attn:  President

               with a copy (which does not constitute notice) to:

               United International Holdings, Inc.
               4643 South Ulster Street, Suite 1300
               Denver, Colorado  80237, U.S.A.
               Attn:  President

               and

               Holme Roberts & Owen LLP
               1700 Lincoln, Suite 4100
               Denver, Colorado  80203, U.S.A.
               Attn: W. Dean Salter


          (c) if to Holder, any member of the DPC Group, or any permitted Transferee of Holder, to:

               The DPC Holder at such time
               c/o Discount Investment Corporation Ltd.
               14 Beth Hashoeva Lane
               Tel Aviv 65814, Israel
               Telephone:  +972 3 5672700
               Facsimile No.:  +972 3 5602327
               Attention:  Managing Director

               with a copy (which does not constitute notice) to:

               DIC Communication and Technology Ltd.
               14 Beth Hashoeva Lane
               Tel Aviv 65814, Israel
               Telephone:  +972 3 5672700
               Facsimile No.:  +972 3 5602327
               Attention:  Managing Director

               and

               PEC Israel Economic Corporation
               511 Fifth Avenue
               New York, New York  10017, U.S.A.
               Telephone:  +1 212 6872400
               Facsimile No.:  +1 212 5996281
               Attention:  President

 All notices, requests or other communications shall be deemed delivered (i) on the first Business Day immediately following the date of (a) delivery if hand delivered, or (b) confirmation of delivery by telecopy transmission if sent by telecopy transmission, provided that delivery by Qualified Courier is effected within five Business Days thereafter or, (ii) on the third business day after being deposited with such Qualified Courier for overnight (or its nearest equivalent) delivery, if sent by Qualified Courier. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, request or other communication.

     6.2  Amendments; No Waivers.
          ----------------------

          (a) Any provision of this Agreement may be amended or waived at any time if, and only if, such amendment or waiver is in writing and is executed by all Parties hereto.

          (b) No failure or delay by any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege preclude other or further exercise thereafter of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not be exclusive of any rights or remedies provided by law or by any other agreement between the Parties.

     6.3  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
 between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party. In the event of any conflict between this Agreement and any provision of the Company's Governing Documents, the terms of this Agreement shall control to the maximum extent permitted under applicable laws.

     6.4  Governing Law.  This Agreement shall be governed and construed in
          -------------
 accordance with the laws of The Netherlands.

     6.5  Dispute Resolution.  Any dispute arising under or in connection with
          ------------------
 this Agreement shall be settled by the competent courts in Amsterdam, The Netherlands.

     6.6  Successors and Assigns.  The provisions of this Agreement are
          ----------------------
 covenanted indivisibly and shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that except as otherwise provided in this Agreement, no Party may transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto.

     6.7  Counterparts.  This Agreement may be executed simultaneously in any
          ------------
 number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     6.8  Severability.  If any one or more provisions of this Agreement shall,
          ------------
 for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     6.9  Captions.  The captions herein are included for convenience of
          --------
 reference only and shall be ignored in the construction or interpretation hereof.

     6.10 Representations and Warranties.
          ------------------------------

     Each Party hereto represents and warrants to the other Parties that:

          (a) it is a corporation duly incorporated and validly existing under the laws of the jurisdiction referred to in the introduction to this Agreement, with the power to own its assets and to conduct its business in the manner presently conducted;

          (b) it has full corporate power and capacity and has obtained all corporate and other approvals necessary to enter into this Agreement and all further documents required to be entered into pursuant hereto, as well as to perform its obligations hereunder and thereunder as and when due;

          (c) this Agreement constitutes its binding and valid obligations, enforceable in accordance with its terms;

          (d) neither its execution of this Agreement nor its consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under its Governing Documents or any agreement binding on it; and

          (e) no Law is in effect on the date hereof which restrains or prohibits it entering into this Agreement and the further documents required to be entered into pursuant hereto, or consummating the transactions contemplated hereby or thereby, nor is there (to its knowledge) pending or threatened any action, suit, proceeding or investigation by any Person which questions or might jeopardize the validity of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers, all as of the date and year first above written.


                         UNITED PAN-EUROPE COMMUNICATIONS N.V.



                         By:
                            ---------------------------------------------
                            Name:
                                 ----------------------------------------
                            Title:
                                  ---------------------------------------


                         [UIH EUROPE, INC.]


                         By:
                            ---------------------------------------------
                            Name:
                                 ----------------------------------------
                            Title:
                                  ---------------------------------------


                         [HOLDER]


                         By:
                            ---------------------------------------------
                            Name:
                                 ----------------------------------------
                            Title:
                                  ---------------------------------------

                                   SCHEDULE 1

                          DPC GROUP PRE-EMPTIVE RIGHTS


     This Schedule 1 is a part of the Shareholders' Agreement (the "AGREEMENT"), dated as of [_________], between and among [UIH Europe, Inc., a corporation organized and existing under the laws of Delaware, U.S.A.] ("UIH"), [HOLDER] ("HOLDER"), and United Pan-Europe Communications N.V., a company organized and existing under the laws of The Netherlands. Terms used but not otherwise defined in this Schedule have the meanings given to such terms in the Agreement.

     The following provisions define the pre-emptive rights of the DPC Group Shareholders, their successors and permitted assigns referenced in Section 3.8 of the Agreement:

     1. Each shareholder of the Company that is, at the time of any issue of shares of capital stock by the Company or any grant of rights or issue of securities carrying the right to subscribe for or otherwise acquire shares of capital stock of the Company (each, an "ISSUANCE"), a member of the DPC Group or a permitted assign thereof (a "DPC GROUP SHAREHOLDER") shall, with respect to such Issuance, have a right (a "PRE-EMPTIVE RIGHT") to acquire or receive a pro rata share of such Issuance in the same ratio that the aggregate amount of Ordinary Shares then held by such DPC Group Shareholder bears to the total outstanding Ordinary Shares at such time, and on the same terms and conditions afforded to other Persons. Notwithstanding the foregoing, such DPC Group Shareholders shall not have any Pre-emptive Right in respect of:

          (a) any Issuance for a non-cash contribution to the Company (and for this purpose, any contribution in the form of a debt instrument shall be deemed to be a cash contribution);

          (b) any Issuance, directly or indirectly through trusts or similar entities, to employees of the Company or of a Subsidiary of the Company;

          (c) any Issuance to a Strategic Partner; or

          (d) any Issuance in connection with a Public Offering;

          (e) any Issuance as compensation for services rendered or to be rendered to the Company or any Subsidiary of the Company.

     2. Notwithstanding the foregoing, any Ordinary Shares acquired by a DPC Group Shareholder from a Transferor that did not have the contractual right to Transfer Pre-emptive Rights (or rights substantially similar thereto) to such DPC Group Shareholder in connection with such Transfer shall not be included in the calculation of the number of Ordinary Shares owned by such DPC Group Shareholder for purposes of Section 1 above.

     3. Each of the Pre-emptive Rights set forth in Section 1 above shall terminate immediately upon the sale of Ordinary Shares by the Company pursuant to a Public Offering.

     4. A notice of any Issuance in respect of which there is a Pre-emptive Right of the DPC Group Shareholders, identifying the period during, and the terms and conditions on, which such right can be exercised, shall be sent by the Company to the DPC Group Shareholders at such time in accordance with Section
6.1 of the Agreement. Such Pre-emptive Right may be exercised during the period set forth in the notice, which shall not be less than two weeks after the date such notice is delivered to such DPC Group Shareholders in accordance with
Section 6.1 of the Agreement.